Exhibit 99-1

PRESS RELEASE

Media Contact:	Investor Relations Contact:
Nevin Reilly	Alison Ziegler or Paul Henning

Sloane & Company	Cameron Associates

Ph: 212-446-1893, nreilly@sloanepr.com	Ph: 212-245-8800 x208; x221, alison@cameronassoc.com; paul@cameronassoc.com

Verticalnet Announces Proposed Private Placement

Malvern, PA, August 15, 2005 – Verticalnet, Inc. (Nasdaq: VERT), a leading provider of supply management solutions, today announced that it proposes to offer senior secured convertible promissory notes and warrants through a private placement.

The notes and the warrants have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or the warrants. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

About Verticalnet
Verticalnet is a leading provider of supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet is helping leading Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise. To learn more, please visit us at www.verticalnet.com.

Cautionary Statement Regarding Forward-Looking Information
This announcement contains forward-looking information that involves risks and uncertainties. Such information consists of the statements about the proposed private placement. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Verticalnet is making these statements as of August 15, 2005 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC